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                                                                    Exhibit 21.1

                      FORWARD AIR CORPORATION SUBSIDIARIES

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
                                                                        State of Incorporation
                                                                        ----------------------
FAF, Inc.                                                                      Tennessee

Forward Air, Inc.                                                              Tennessee

Forward Air International Airlines, Inc.                                       Tennessee

Forward Air Royalty Company                                                    Delaware

Forward Air Licensing Company                                                  Delaware

Logistics Technology, Inc.                                                     Tennessee

Transportation Properties, Inc.                                                Tennessee

Transportation Properties (Texas), Inc.                                        Tennessee
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